UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2010, Celsion Corporation (the “Company”) announced the appointment of Jeffrey W. Church as Vice President and Chief Financial Officer of the Company (“CFO”), effective July 6, 2010.

Mr. Church brings more than 30 years of experience in financial management to Celsion, the majority of which included serving as a Chief Financial Officer.  Prior to Celsion, Mr. Church, age 53, held senior financial positions with several private and public clinical stage biotech and medical device companies.   From April 2007 to the present, Mr. Church was CFO of Alba Therapeutics, a clinical-stage biopharmaceutical company.  From 2006 to April 2007, Mr. Church was Vice President, CFO, Treasurer and Corporate Secretary of Novavax, Inc., an early stage vaccine development company.  Prior to that, Mr. Church served as CFO, Treasurer and Corporate Secretary for GenVec, Inc., a clinical-stage gene therapy company.  Mr. Church has extensive experience in corporate finance, mergers and acquisitions, investor and Wall Street relations, and SEC reporting.  Mr. Church is a CPA and earned a B.S. in Accounting, Summa Cum Laude, from the University of Maryland.

In connection with Mr. Church’s appointment as CFO, the Company and Mr. Church entered into an employment offer letter signed by Mr. Church on June 15, 2010 (the “Offer Letter”).  Pursuant to the Offer Letter, Mr. Church will receive a starting base salary of $250,000 and will be eligible for an annual bonus, with a target of 35% of his annual base salary, conditioned on his and the Company’s performance against key business objectives.

Subject to the approval of the Board, Mr. Church will receive a grant of options to purchase 100,000 shares of the Company’s Common Stock (the “Option Grant”) at a price equal to the closing price on NASDAQ on the day the Board approves the Option Grant, which will vest in quarters over four years  on January 1, 2011 and annually thereafter.  Mr. Church will also be considered for a discretionary stock option award in 2011 and annually thereafter.  Subject to the approval of the Board, Mr. Church will also receive a grant of 25,000 shares of the Company’s Common Stock, which will vest in thirds over 3 years with the first vesting date on July 1, 2010 and annually thereafter.  Mr. Church’s employment will be “at-will”; however, if the Company terminates Mr. Church for any reason other than just cause, the Company will pay Mr. Church a salary continuation and COBRA payment benefit for up to three months. The salary and benefit payments will cease at the end of the three month period or if he finds new employment prior to the three month period, the benefit will be reduced by the amount of compensation which he will receive from the new employer.

A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Offer Letter is qualified in its entirety by the actual terms and conditions of the Offer Letter.

A copy of the Company’s press release relating to Mr. Church’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Employment Offer Letter, dated June 15, 2010, between the Company and Jeffrey W. Church
99.1	Press Release of the Company, dated June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION
Date: June 17, 2010	By:	/s/ Timothy J. Tumminello
Timothy J. Tumminello Interim Chief Accounting Officer and Corporate Controller

Exhibit Index

Exhibit Number	Description
10.1	Employment Offer Letter, dated June 15, 2010, between the Company and Jeffrey W. Church
99.1	Press Release of the Company, dated June 17, 2010